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                                                                   EXHIBIT 10.8


                       STOCK OPTION REFORMATION AGREEMENT

                 THIS STOCK OPTION REFORMATION AGREEMENT ("Agreement") is made and entered into as of January ____, 1997, by and between GETTY PETROLEUM MARKETING INC., a Maryland corporation ("Marketing"), and GETTY PETROLEUM CORP., a Delaware corporation ("Getty", after the Distribution, to be known as Getty Realty Corp. ("Realty")).

                                    RECITALS

                 WHEREAS, Getty intends to pay a special dividend to the shareholders of Getty Stock of one share of Marketing Stock for each share of Getty Stock, consisting of all outstanding shares of Marketing Stock (the "Distribution"); and

                 WHEREAS, in connection with said special dividend, Getty and Marketing have entered into a Reorganization and Distribution Agreement (the "Distribution Agreement") dated as of January 31, 1997; and

                 WHEREAS, pursuant to the Distribution Agreement Getty and Marketing have agreed to enter into an agreement reforming certain stock options pursuant to the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Getty and Marketing agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Wherever the following terms are used in this Agreement, the following terms shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.1 - Conversion Award

                 An award of Options to reflect the effect of the Distribution on Getty Options held on the Cut-off Date in accordance with Article II.

Section 1.2 - Cut-off Date

                 The date immediately preceding the Distribution Date.

Section 1.3 - Distribution Date

                 The date on which the Distribution occurs.

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Section 1.4 - Getty Closing Stock Price

                 The New York Stock Exchange closing price per share for the common stock, par value $.10 per share, of Getty on the Distribution Date, trading regular way, with a due bill for the special dividend of Marketing Stock to be made in connection with the Distribution.

Section 1.5 - Getty Option

                 An option to acquire Getty Stock issued pursuant to any of the Option Plans.

Section 1.6 - Getty Stock

                 The common stock, par value $.10 per share, of Getty on or prior to the Distribution Date.

Section 1.7 - ISO Conversion Ratio

                 The ISO Conversion Ratio with respect to the reformation of a Getty Option into an option to purchase Realty Stock is equal to the ratio of:

                          (a) the excess of the Getty Closing Stock Price over the exercise price of the Getty Option, to

                          (b) the excess of the Post-Conversion Price of the Realty Stock over the exercise price of the option with respect thereto (as determined pursuant to Section 2.2).

Section 1.8 - Marketing Exercise Ratio

                 The ratio of (a) the Post-Conversion Price of Marketing Stock to (b) the sum of the Post-Conversion Price of Marketing Stock and the Post Conversion Price of Realty Stock.

Section 1.9 - Marketing Option

                 An option to acquire Marketing Stock issued pursuant to a Conversion Award.

Section 1.10 - Marketing Stock

                 The common stock, par value $.01 per share, of Marketing.

Section 1.11 - Marketing Subsidiary

                 Any subsidiary of Marketing as defined in the Distribution Agreement at the time of the Distribution.





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Section 1.12 - Option

                 A Marketing Option, Getty Option or a Realty Option.

Section 1.13 - Option Plans

                 Certain stock option plans, and agreements entered into thereunder, maintained by Getty prior to the Distribution Date for employees and directors of Getty, including the Getty Petroleum Corp. 1985 Stock Option Plan, the 1988 Stock Option Plan of Getty Petroleum Corp. and the 1991 Stock Option Plan of Getty Petroleum Corp.

Section 1.14 - Post-Conversion Price

                 The average, determined separately for each of Marketing Stock and Realty Stock, of the closing New York Stock Exchange prices thereof for the ten consecutive trading days commencing with the first day on or after the Distribution Date during which Marketing Stock is traded ("First Ten Trading Days"), as reported in the Wall Street Journal. If, for any reason, Realty Stock (or Getty Stock, if Getty's name is not changed) is not traded on the New York Stock Exchange on an "ex dividend" basis with respect to the Distribution on any day during the First Ten Trading Days, then the Post Conversion Price for Realty Stock on such day shall be equal to the closing New York Stock Exchange price of Realty Stock (or Getty Stock, if Getty's name is not changed), on such day, less the closing New York Stock Exchange price of Marketing Stock on such day, as reported in the Wall Street Journal.

Section 1.15 - Realty Exercise Ratio

                 The ratio of (a) the Post-Conversion Price of Realty Stock to
(b) the sum of the Post-Conversion Price of Realty Stock and the Post Conversion Price of Marketing Stock.

Section 1.16 - Realty Option

                 An option to acquire Realty Stock, issued pursuant to a Conversion Award.

Section 1.17 - Realty Stock

                 The common stock, par value $.10 per share, of Realty after the Distribution Date.

Section 1.18 - Service Credit

                 The period taken into account under any Option Plan for purposes of determining length of service to satisfy any eligibility, vesting, benefit accrual or similar requirements under such Option Plan.





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Section 1.19 - Stock

                 Marketing Stock, Getty Stock or Realty Stock.

Section 1.20 - Subsidiary

                 Any corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by any person as to which a determination of subsidiary status is to be made, including a Marketing Subsidiary.

                                   ARTICLE II

                            STOCK OPTION REFORMATION

Section 2.1 - Substitution of Stock Options

                 (a) On the Distribution Date, each nonqualified Getty Option shall be reformed as one Realty Option and one Marketing Option each, except as described below, with terms identical to those of the Getty Option, except with respect to the exercise price which shall be adjusted as provided in Section 2.2.

                 (b) On the Distribution Date, each Getty Option awarded as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986 ("Incentive Stock Option") shall be reformed as a number of whole or fractional Incentive Stock Options with respect to Realty Stock equal to the ISO Conversion Ratio ("Realty ISOs"), with terms identical to those of the Getty Option, except with respect to the exercise price which shall be adjusted as provided in Section 2.2. Any Realty ISOs not exercised within three months following the Distribution Date shall thereupon automatically convert into the number of nonqualified Options equal to the number of Getty Options from which they were converted pursuant to the preceding sentence and each such nonqualified Option shall thereupon be reformed as one Realty Option and one Marketing Option, as described in Section 2.1(a).

Section 2.2 - Exercise Prices of New Options

                 The exercise price of each such Realty Option shall be equal to the product of the exercise price of the applicable Getty Option and the Realty Exercise Ratio. The exercise price of each such Marketing Option shall be equal to the product of the exercise price of the applicable Getty Option and the Marketing Exercise Ratio.

Section 2.3 - Service Credits

                 In connection with the Distribution and for purposes of determining Service Credits under any Option Plan, Realty and Marketing shall credit each of their respective employees and directors with such employee's or director's Service Credit as reflected in the Getty payroll system records as of the Cut-off date. Such Service Credit shall continue to be





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maintained as described herein for as long as the employee or director does not terminate employment (or in the case of a director, does not cease providing services as a director).

Section 2.4 - Effect of Post-Distribution Transfer on Conversion Awards

                 Conversion Awards shall be administered with respect to any provisions relating to continuing employment requirements to give Service Credit for service with the party employing the grantee as of the Distribution Date. Solely with respect to such Conversion Awards (and not with respect to new awards made after the Cut-off Date), for purposes of determining whether a termination of employment has occurred under the terms of any provision requiring continued employment, termination of employment through January 31, 1998 shall not be deemed to occur if an employee leaves the service of one party hereto to immediately begin employment with the other party; the business operation or business unit from which such employee terminates employment shall promptly notify the administrator of the Option Plan of each party of the occurrence of any termination subject to the provisions of this Section 2.4. Whichever party is the new employer shall inform the former employer of any termination of employment of such transferred employee. Any termination of employment other than as described in this Section 2.4 shall be treated by applying the applicable provisions of the Option Plan relating to terminations of employment without the modifications described in this Section 2.4.

Section 2.5 - Written Statement

                 Within 30 days after the Distribution Date, the Secretary of Realty (or any officer of Realty to whom appropriate authority has been delegated) shall provide each holder of a Getty Option with a written statement containing a general description of this Agreement and specifically listing the exercise price of such option holder's Realty Option and Marketing Option.

                                  ARTICLE III

                                 MISCELLANEOUS

Section 3.1 - Relationship of Parties

                 Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Section 3.2 - Access to Information; Cooperation

                 Realty and Marketing and their authorized agents will be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other





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party, including any agent, contractor, subcontractor, agent or any other person or entity under contract of such party. The parties will provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each party's Option Plans. The parties will cooperate with each other to minimize the disruption caused by any such access and providing of information.

Section 3.3 - Assignment

                 Neither party shall, without prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

Section 3.4 - Headings

                 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

Section 3.5 - Severability of Provisions

                 Neither Realty nor Marketing intend to violate statutory or common law by executing this Agreement. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the parties.

Section 3.6 - Parties Bound

                 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

Section 3.7 - Notices

                 All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (i) if to Realty

                 Getty Realty Corp.
                 125 Jericho Turnpike
                 Jericho, New York 11753
                 Attention: __________________




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         (ii) if to Marketing

                 Getty Petroleum Marketing Inc.
                 125 Jericho Turnpike
                 Jericho, New York 11753
                 Attention: __________________

Section 3.8 - Further Action

                 Realty and Marketing each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

Section 3.9 - Waiver

                 Realty and Marketing each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

Section 3.10 - Governing Law

                 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the state of New York, regardless of the laws that might be applied under applicable principals of conflicts of laws.

Section 3.11 - Entire Agreement

                 This Agreement and the Distribution Agreement constitute the entire understanding between the parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. To the extent that this Agreement or the Distribution Agreement are inconsistent with (i) the change-in-control agreements dated December 9, 1994 and amended on March 7, 1996, made by Getty in favor of certain officers and employees of Getty (the "Change-in-Control Agreements"), or (ii) the option agreements made by Getty pursuant to the Option Plans in favor of certain officers and key employees of Getty to whom stock options were granted (the "Option Agreements"), the terms and provisions of this Agreement or the Distribution Agreement will control; provided, however, that neither this Agreement nor the Distribution Agreement shall limit the applicability of any supplemental terms or provisions (including, e.g., any vesting provisions) contained in the Change-in-Control Agreements or the Option Agreements which are not inconsistent with this Agreement or the Distribution Agreement.

                 No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of its rights herein. This agreement shall not be amended except by a writing executed by the parties.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    GETTY PETROLEUM CORP.,
                                    a Delaware corporation


                                    By:     __________________________
                                    Its:    __________________________


                                    GETTY PETROLEUM MARKETING INC.,
                                    a Maryland Corporation


                                    By:     __________________________
                                    Its:    __________________________





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